Exhibit 99.1

December 17, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Daulton Capital Corp.

       File Reference No. 333-152002

I was previously the independent registered public accounting firm for Daulton Capital Corp. and under the date of August 13, 2012, I reported on the financial statements of Daulton Capital Corp. as of April 30, 2012 and 2011, and for each of the two years in the period ended April 30, 2012 and for the period from January 8, 2008 (inception) to April 30, 2012.

Effective December 14th, 2012 I was dismissed as the independent registered public accounting firm.. I have read Daulton Capital Corp.’s disclosures included in Item 4.01 “Changes in Registrants’s Certifying Accountant” on Daulton Capital Corp.’s Form 8-K dated December 18th, 2012 be filed with the Securities and Exchange Commission and I agree with such statements as they pertain to John Kinross-Kennedy.